Exhibit 21.1

CAMERON INTERNATIONAL CORPORATION -- SUBSIDIARIES & JOINT VENTURES
(Active as of December 31, 2012)

State/Country of
Incorporation or
Cameron International Corporation (Delaware) -- Parent - 100	Organization

1238585 Alberta Ltd.	Canada (Alberta)
7286902 Canada Inc.	Canada (Alberta)
Angola Oilfield Equipment Limited (joint venture)	Cayman Islands
Axsia Holdings Limited	United Kingdom
Axsia Howmar Limited	United Kingdom
Axsia Serck Baker Nigeria Ltd.	Nigeria
Cairntoul Well Equipment Services Limited	United Kingdom
Cairnwell Management Services Limited	United Kingdom
Cameron (China) Co., Ltd.	China
Cameron (Gaomi) Systems Co., Ltd.	China
Cameron (Holding) Corp.	USA (Nevada)
Cameron (Malaysia) Sdn Bhd	Malaysia
Cameron (Shenzhen) Systems Co., Ltd.	China
Cameron (Singapore) Pte. Ltd.	Singapore
Cameron (Trinidad) Limited	Trinidad and Tobago
Cameron Al Rushaid Limited Company (joint venture)	Saudi Arabia
Cameron Algerie S.á.r.l.	Algeria
Cameron Angola - Prestaçao de Serviços, Limitada	Angola
Cameron APME Holding Pty Ltd	Australia
Cameron Argentina S.A.I.C.	Argentina
Cameron AS	Norway
Cameron Australasia Pty. Ltd.	Australia
Cameron B.V.	Netherlands
Cameron Beijing Commercial Co., Ltd.	China
Cameron Canada Corporation	Canada (Nova Scotia)
Cameron Cayman Limited	Cayman Islands
Cameron Colombia LLC	USA (Delaware)
Cameron Colombia Ltda	Colombia
Cameron de Mexico S.A. de C.V.	Mexico
Cameron do Brasil Ltda.	Brazil
Cameron Egypt LLC	Egypt
Cameron Energy Services B.V.	Netherlands
Cameron Energy Services International, Inc.	USA (Ohio)
Cameron Equipment (Shanghai) Co., Ltd.	China
Cameron Euro Automation Center B.V.	Netherlands
Cameron Foreign Holdings Corp.	USA (Delaware)
Cameron France, S.A.S.	France
Cameron Gabon, S.A.	Gabon
Cameron German Holdings GmbH	Germany
Cameron GH GmbH & Co. KG	Germany

Cameron Global Holdings LP	Canada (Ontario)
Cameron GmbH28	Germany
Cameron Holding (Dutch) B.V.	Netherlands
Cameron Holding (Norway) AS	Norway
Cameron Inc.	USA (Louisiana)
Cameron Industries Limited	United Kingdom
Cameron International Holding B.V.	Netherlands
Cameron International Holding Corp.	USA (Nevada)
Cameron International Malaysia Sdn Bhd	Malaysia
Cameron International Malaysia Systems Sdn Bhd	Malaysia
Cameron Investment Holding LLC	Russia
Cameron Ireland Holding Company	Ireland
Cameron Ireland Limited	Ireland
Cameron Italy Holding S.r.l.	Italy
Cameron Italy S.R.L.	Italy
Cameron Japan Ltd. (joint venture)	Japan
Cameron Korea Limited	Korea
Cameron Limited	United Kingdom
Cameron Lux APME SARL	Luxembourg
Cameron Lux AUD SARL	Luxembourg
Cameron Lux BRL SARL	Luxembourg
Cameron Lux CAD SARL	Luxembourg
Cameron Lux EUR SARL	Luxembourg
Cameron Lux GBP SARL	Luxembourg
Cameron Lux I SARL	Luxembourg
Cameron Lux II SARL	Luxembourg
Cameron Lux III SARL	Luxembourg
Cameron Lux IV SARL	Luxembourg
Cameron Lux MXN SARL	Luxembourg
Cameron Lux MYR SARL	Luxembourg
Cameron Lux NOK SARL	Luxembourg
Cameron Lux USD SARL	Luxembourg
Cameron Lux V SARL	Luxembourg
Cameron Manufacturing (India) Private Limited	India
Cameron Middle East FZE	United Arab Emirites
Cameron Middle East Ltd.	Cayman Islands
Cameron Netherlands B.V.	Netherlands
Cameron Norge AS	Norway
Cameron Norge Holding AS	Norway
Cameron Offshore Engineering Limited	United Kingdom
Cameron Offshore Systems Nigeria Limited	Nigeria
Cameron Pensions Trustee Limited	United Kingdom
Cameron Petroleum (UK) Limited	United Kingdom
Cameron Petroleum Equipment Group, Inc.	USA (Delaware)
Cameron Petroleum Investments Limited	United Kingdom
Cameron Poland sp. zo.o.	Poland
Cameron Products Limited	United Kingdom
Cameron Products Ltd.	Cayman Islands
Cameron Resources Inc.	USA (Delaware)
Cameron Rig Solutions Canada Ltd.	Canada (Alberta)
Cameron Rig Solutions, Inc.	USA (Texas)
Caméron România S.R.L.	Romania

Cameron Russia Ltd.	Cayman Islands
Cameron Sense AS	Norway
Cameron Sense Drillrig AS	Norway
Cameron Services International Pty Ltd	Australia
Cameron Services Middle East LLC (joint venture)	Oman
Cameron Services Russia Ltd.	Cayman Islands
Cameron Solutions Inc.	USA (Delaware)
Cameron Solutions Sdn Bhd	Malaysia
Cameron Systems (Ireland) Limited	Ireland
Cameron Systems AS	Norway
Cameron Systems de Venezuela, S.A.	Venezuela
Cameron Systems Limited	United Kingdom
Cameron Systems S.R.L.	Italy
Cameron Systems Shanghai Co., Ltd.	China
Cameron Technologies UK Limited	United Kingdom
Cameron Technologies US, Inc.	USA (Delaware)
Cameron Technologies, Inc.	USA (Delaware)
Cameron Valves - Trading and Industrial Services, Sociedad Unipessoal LDA	Portugal
Cameron Valves & Measurement West Africa Limited	Nigeria
Cameron Venezolana, S.A.	Venezuela
Cameron Village LLC	USA (Delaware)
Cameron Wellhead Services, LLC	USA (Nevada)
Cameron/Curtiss-Wright EMD LLC (joint venture)	USA (Delaware)
Canada Tiefbohrgeräte und Maschinenfabrik GmbH	Austria
Compression Services Company	USA (Ohio)
Connor Sales Company, Inc.	USA (North Dakota)
Cooper Cameron Corporation Sdn Bhd	Malaysia
Cooper Cameron Foreign Sales Company Ltd.	Barbados
Cooper Cameron Libya Limited	Malta
D.E.S. Operations Limited	Scotland
Drill Finance AS	Norway
Elco Filtration & Testing, Inc.	USA (California)
Elco Middle East LLC	Oman
Flow Control-Tati Production Sdn. Bhd.	Malaysia
Fluid Processing (L) Bhd	Labuan
Fluid Processing Sdn Bhd (joint venture)	Malaysia
Geographe Energy Singapore Pte Ltd	Singapore
I.C.I. Artificial Lift Inc.	Canada (Alberta)
I.C.I. Solutions Inc.	Canada (Alberta)
International Valves Limited	United Kingdom
Jiskoot Holdings Limited	United Kingdom
Jiskoot Limited	United Kingdom
LeTourneau Technologies Asia Pte. Ltd.	Singapore
LeTourneau Technologies Middle East FZE	United Arab Emirites
Linco-Electromatic, Inc.	USA (Texas)
Maskinering og Sveiseservice AS (joint venture)	Norway
NATCO Al Rushaid Middle East Ltd. (joint venture)	Saudi Arabia
NATCO Canada, ULC	Canada (Alberta)
NATCO Group Inc.	USA (Delaware)
NATCO Holdings LLC	USA (Delaware)
NATCO Luxembourg SARL	Luxembourg

Newco Valves, LLC (joint venture)	USA (Texas)
Newmans (Yancheng) Cast Steel Ltd. (joint venture)	China
Newmans (Yancheng) Valve Manufacturing Ltd. (joint venture)	China
Newmans International Ltd.	China (Hong Kong)
Newmans Shanghai Trading Ltd.	China
Newmans SRL (joint venture)	Italy
Newmans Valve Australia Pty	Australia
Newmans Valves Limited	Canada
NTC Technical Services Sdn. Bhd.	Malaysia
NTG Group de Mexico, S. de R.L. de C.V.	Mexico
NuFlo Finance and Royalty Company	USA (Delaware)
Oil River Services Ltd.	Canada (Saskatchewan)
On/Off Manufatura e Comércio de Vávulas Ltda.	Brazil
Petreco International (Middle East) Limited	United Kingdom
Petreco-KCC Holding, Inc.	USA (Delaware)
Pressure Peak for Oil Equipment and Appliances Services and General Trading, Limited Liability Private Company	Iraq
Process Analytical Applications, Inc.	USA (Texas)
PT Cameron Services International	Indonesia
PT Cameron Systems (joint venture)	Indonesia
Riyan Cameron (B) Sendirian Berhad	Brunei
SBS Immobilienentwicklung und -verwertungs GmbH	Austria
SBS Oilfield Equipment GmbH	Austria
Sense DrillFab AS (joint venture)	Norway
Sequel Holding, Inc.	USA (Delaware)
Servicios TTS Sense Tihuatian S.A. de C.V.	Mexico
ShanDong Cameron Petroleum Equipment, Ltd.	China
TEST Angola - Tecnologia e Serviços Petrolíferos, Lda. (joint venture)	Angola
TEST International	Cayman Islands
TEST Saudi Arabia Ltd. (joint venture)	Saudi Arabia
TPS (Technical Petroleum Services) Nigeria Limited	Nigeria
TTS Energy (China) Company Limited	China
TTS Energy Pte. Ltd.	Singapore
TTS Sense - Industria, Comercio e Servicos em Petroleo Ltda.	Brazil
TTS Sense Mexico S.A. de C.V.	Mexico
TTS Sense Mud BV	Netherlands
Vescon Equipamentos Industriais Ltda.	Brazil

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